                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: December 16, 2004

                                 PacificNet Inc.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       000-24985                                          92-2118007
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


Room 601, New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon,
Hong Kong
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: : 011-852-2876-2900

Item 1.01.  Entry into Material Definitive Agreement
----------------------------------------------------

         On December 16, 2004, the Registrant, through its wholly-owned subsidiary PacificNet Investment Holdings Limited ("PacificNet Holdings"), entered into a definitive agreement to obtain a controlling interest in GuangZhou Dianxun Digital Network Technology Co., Ltd. ("Clickcom"), through the purchase of a 51% interest in Clickcom's parent company, PacificNet Clickcom Limited, a British Virgin Islands Company ("Clickcom-BVI"). Clickcom is the wholly-owned subsidiary of Clickcom-BVI. Clickcom is in the business of providing value-added telecom services (VAS), internet and mobile entertainment application development, mobile game software design and development, mobile customer relationship management (CRM) services for China's telecom operators, mobile marketing and promotion services, management and consulting services, mobile internet information technology, mobile payment and mobile point of sale
(POS) solutions, mobile consumer analytics, mobile data-mining, internet e-commerce, mobile applications based on WAP, KJava, BREW, EMS, short messaging services (SMS), multimedia messaging services (MMS), outsourced game development, and other mobile VAS in the People's Republic of China, and operates the following internet and mobile gaming website: www.Mo168.com.

         PacificNet Holdings agreed to purchase 1,625 shares (the "Sale Shares") of Clickcom-BVI from Ming Zhang, Jinnan Lai and Dong Liu (the "Sellers"), and directly subscribed to Clickcom-BVI to purchase 670 shares (the "Subscribed Shares"). The closing of the transactions is subject to the completion of customary closing conditions, including the completion of business and financial due diligence.

         The total consideration paid for the Sale Shares was payable as follows:

         (i)USD$650,000, by delivery of 130,000 shares of common stock, par value $0.0001 per share (the "Common Stock") of the Registrant (the "Registrant Shares") to the Sellers. The Registrant Shares are to be held in escrow with an escrow agent designated by PacificNet Holdings. The Registrant Shares will be released to Sellers in equal installments of 26,000, the first installment to be released 45 days after the closing of the transaction. The remaining installments will be released within 30 days after the end of each quarter, provided that Clickcom attains certain net income milestones by the end of each quarter. The Sellers will be entitled to receive all of the Registrant Shares if Clickcom has achieved cumulative net income for the year ended December 31, 2005 of not less than USD$600,000.

         (ii) issuance of warrants to purchase up to 50,000 shares of the Registrant's Common Stock. The exercise price of the warrants is the 5-Day Volume Weighted Average Price of the Registrant's Common Stock prior to December 16, 2004. The warrant is exercisable for a period of three years.

         PacificNet Holdings subscribed to Clickcom-BVI to purchase an additional 670 shares. The total purchase price for the Subscribed Shares is USD$268,000, payable within 45 days after the delivery of (i) stock powers transferring the Sale Shares to PacificNet Holdings; (ii) stock certificates for the Sale Shares and the Subscribed Shares; (iii) an executed Subscription Agreement for the Subscribed Shares; and (iv) minutes of the Board of Directors and shareholders of Clickcom and Clickcom-BVI approving the transaction.

         In connection with the transactions described above, on October 31, 2004, Clickcom entered into a ten year Consulting Services Agreement, which was amended on December 1, 2004, with Guangzhou DianXun Technology Limited, a privately owned Chinese company that holds various ICP and telecom Value Added Services licenses in China ("Guangzhou DianXun"). The Sellers own all of the outstanding shares of Guangzhou DianXun. Pursuant to the terms of the Consulting Agreement, Clickcom agreed to provide certain technical consulting services required for Guangzhou DianXun 's business. For the consulting services, Guangzhou DianXun agreed to pay Clickcom a set percentage of the income received for sales of Guangzhou DianXun's value added services. As security for the payment of this fee, on December 1, 2004, the Sellers entered into a Share Pledge Agreement with Clickcom-BVI, pursuant to which they each pledged all of their shares of Guangzhou DianXun to Clickcom-BVI. In connection with the pledge, each of the Sellers granted Mr. Victor Tong a power of attorney to vote their shares of Guangzhou DianXun. In the event Guangzhou DianXun defaults under the pledge agreement, which includes a default in its obligation to pay the consulting fees, Clickcom-BVI shall have the right to demand immediate payment of all outstanding fees, or dispose of the pledged shares as provided for under applicable Chinese law.


ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS

         20.1  Press Release, dated December 16, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFICNET INC.

                                        By: /s/ Victor Tong
                                            ------------------------------------
                                            Name: Victor Tong
                                            Title: President


Dated: December 21, 2004